Exhibit 10.1

[* * *] Portions of this exhibit that are both not material and would likely cause competitive harm to the registrant if publicly disclosed have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

AMENDMENT #1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment #1 to Exclusive License Agreement (“Amendment #1”) is entered into as of February 28, 2017 (the “Amendment #1 Effective Date”) by and between The Indiana University Research and Technology Corporation, a non-profit corporation organized under the laws of the state of Indiana, having its principal offices at 518 Indiana Ave, Indianapolis, IN 46202 (“IURTC”) and Assembly Biosciences, Inc. (the parent company and assignee of Assembly Pharmaceuticals, Inc.), a company organized under the laws of the state of Delaware, having its principal offices at 11711 N. Meridian Street, Suite 310, Carmel, Indiana, 46032 (“Assembly”) and acknowledged by Assembly Pharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of Assembly (“AP”). IURTC and Assembly may each be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, IURTC and Assembly, as assignee of AP, are parties to that ce1tain Exclusive License Agreement dated as of September 3, 2013 (the “License Agreement”).

WHEREAS, the Parties desire to amend the License Agreement to include within the scope of the exclusive license certain additional patent applications, including patent applications that are co- owned by Assembly.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and in the License Agreement, IURTC and Assembly agree as follows:

1.	Section 3.5 of the License Agreement is hereby deleted and replaced in its entirety with the following:

“3.5

This Agreement provides Assembly and Sublicensees no ownership rights of any kind in the Patent Rights, provided that the Parties acknowledge that Assembly has joint ownership rights in certain Patent Rights as set forth on Exhibit A. All ownership rights, other than such joint ownership rights owned by Assembly, remain the property of the Institutions and/or IURTC.”

2.	The following is hereby added as Section 9.8 of the License Agreement:

“9.8

Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that for the patent applications listed on Exhibit A that are identified as “Protein Modulator Patents” (including all associated Patent Rights) (such patent applications and associated Patent Rights, collectively, the “Protein Modulator Patent Rights”) that Assembly is a co-owner of the Protein Modulator Patent Rights and, notwithstanding anything in Sections 9.1 through 9.7 to the contrary , the Parties agree that:

9.8.1

Assembly will have exclusive control of the preparation, filing, prosecution, issue and maintenance of the Protein Modulator Patent Rights. Assembly will select qualified patent counsel reasonably acceptable to IURTC to prepare, file, prosecute and maintain the Protein Modulator Patent Rights. Assembly will keep IURTC fully informed of patent prosecution, will seek IURTC's comments and suggestions prior to taking material actions for the same, and will take all prosecution actions reasonably recommended by IURTC which would expand the scope of rights sought.

9.8.2

Assembly will authorize IURTC to communicate directly with Assembly’s patent counsel. All information exchanged among Assembly's counsel, the Parties, and/or the inventors regarding the preparation, filing, prosecution, issue, or maintenance of the Protein Modulator Patent Rights will be deemed Confidential Information. In addition, the Parties acknowledge and agree that with regard to such preparation, filing, prosecution, issue, and maintenance of the Protein Modulator Patent Rights, the interests of the Parties as licensee and licensor are to obtain the strongest and broadest patent protection possible, and as such are aligned and legal in nature. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Protein Modulator Patent Rights, including without limitation, privilege under the common interest doctrine and similar or related doctrines.

9.8.3

Assembly will not abandon the prosecution of any patent application or the maintenance of any patent under the Protein Modulator Patent Rights without prior written notice to IURTC. Upon receiving such written notice, IURTC, at its sole option, may take over the prosecution of any such patent application or the maintenance of any such issued patent in accordance with Sections 9.1 through 9.7.”

3.	Exhibit A of the License Agreement is hereby deleted in its entirety and is replaced with the Exhibit A attached hereto.

4.	Except as specifically modified by this Amendment #1, the Parties agree that all of the terms and conditions set forth in the License Agreement remain in full force and effect.

5.

The Parties and AP acknowledge and agree that AP has assigned the License Agreement to Assembly and Assembly has assumed all the obligations and liabilities of AP under the License Agreement following that certain merger by and among Assembly, AP and a wholly owned subsidiary of Assembly effected on July 11, 2014.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment #1 to be executed by their duly authorized representatives as of the Amendment #1 Effective Date.

ASSEMBLY BIOSCIENCES, INC.		THE INDIANA UNIVERSITY RESEARCH
AND TECHNOLOGY CORPORATION

By:	/s/ Derek A. Small	By:	/s/ Marie Kerbeshian
Name:	Derek A Small	Name:	Marie Kerbeshian
Title:	CEO	Title:	Vice President Office of Technology
Commercialization

Solely for Purposes of Acknowledging the assignment
of the License Agreement:

ASSEMBLY PHARMACEUTICALS, INC.

By:	/s/ Derek A. Small
Name:	Derek A Small
Title:	CEO

[Signature Page to Amendment No. 1 to Exclusive License Agreement]

Exhibit A

Patent Rights

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[Signature Page to Amendment No. 1 to Exclusive License Agreement]